Exhibit 99.1

FOR IMMEDIATE RELEASE

Ironwood Pharmaceuticals Announces Chief Executive Officers to Lead Ironwood and Cyclerion,
 Effective Upon Upcoming Separation

— Mark Mallon to become CEO of Ironwood —

— Peter Hecht, founder and current CEO of Ironwood, to become CEO of Cyclerion (R&D Co.) —

— Separation on track for completion in first half of 2019 —

CAMBRIDGE, Mass., January 4, 2019 — Ironwood Pharmaceuticals, Inc. (NASDAQ: IRWD) today announced that the Ironwood board of directors has appointed chief executive officers (CEOs) of the two companies, effective at the time of Ironwood’s planned separation which is on track to be completed in the first half of 2019.

•                  Industry veteran Mark Mallon will become CEO and a director of Ironwood, a gastrointestinal (GI) healthcare company. Mr. Mallon is joining Ironwood effective immediately as executive senior advisor, working closely with Peter Hecht, founding CEO of Ironwood, through the separation.

•                  Peter Hecht will become CEO and a director of Cyclerion Therapeutics, Inc. (Cyclerion), the soluble guanylate cyclase (sGC) biotechnology business focused on the development of five sGC stimulators targeting the treatment of serious and orphan diseases.

Terrance G. McGuire, Ironwood’s chairman of the board of directors, commented, “We are delighted to name Mark and Peter to their new roles following the separation, as each of them is uniquely suited to maximize the value of the business they will lead. Mark’s extensive experience building and shaping businesses, combined with his deep knowledge of GI, will be invaluable as he works to take Ironwood to the next level and create significant value for Ironwood stakeholders. Peter is an incredible entrepreneur and leader, and his passion for creating drugs that can change patients’ lives positions him and the team for success at Cyclerion.”

Mr. Mallon joins Ironwood following a distinguished 24-year career at AstraZeneca where he held a variety of senior executive positions. He most recently served as a member of its executive committee, reporting to the CEO, as executive vice president of global product and portfolio strategy leading global marketing, commercial operations, pricing and market access, medical affairs and corporate affairs for AstraZeneca’s $18 billion pharmaceutical business. Mr. Mallon has a strong track record of success building industry-leading businesses in the U.S. and globally. Prior to his most recent role, he launched AstraZeneca’s emerging market strategy and led its multi-billion-dollar international business, including in China where AstraZeneca was the second largest and fastest growing multinational pharmaceutical company. In his leadership roles at AstraZeneca, including president of AstraZeneca China, chief operating officer of AstraZeneca Japan, vice president of U.S. sales and marketing operations and president of AstraZeneca Italy, Mr. Mallon delivered several best-in-class new product launches. He is also widely renowned for building leading GI franchises, earned from his time leading the U.S. commercial and drug development programs for all AstraZeneca GI products. During his tenure running U.S. GI therapeutics for AstraZeneca, sales of PRILOSEC — already the largest selling pharmaceutical in the world — grew 35% and the company successfully launched NEXIUM®, ENTOCORT® EC and PRILOSEC OTC® (with partner The Procter & Gamble Company). Mr. Mallon has a B.S. in chemical engineering from the University of Pennsylvania and an M.B.A. in marketing and finance from the Wharton School of Business.

Peter Hecht has served as Ironwood’s CEO and director since co-founding the company in 1998. Under his leadership, Ironwood has grown from nine Ph.D. scientists to a commercial biotechnology company that discovered and developed and is now commercializing LINZESS® (linaclotide) — the branded prescription market leader in its class. Additionally, during his tenure the company has pioneered new areas of science, delivered a development portfolio with seven promising drug candidates, and established a valuable network of global partnerships. Prior to founding Ironwood, Dr. Hecht was a research fellow at Whitehead Institute for Biomedical Research, an affiliate of Massachusetts Institute of Technology. He earned his Ph.D. in molecular biology from the University of California at Berkeley as well as a B.S. in mathematics and an M.S. in biology from Stanford University.

“From day one, it has been a privilege to work with every one of our teammates to build Ironwood into a thriving business that is on the cusp of launching two exciting new companies. I look forward to completing the separation and joining the Cyclerion team to help drive forward the five development opportunities that have emerged from our pioneering work in sGC pharmacology,” said Dr. Hecht. “I am thrilled that Mark is joining as Ironwood’s CEO at this pivotal juncture, and I look forward to cheering on him and his team as they build an industry-leading GI business. I am working closely with Mark, our board and our entire management team to complete the separation that we believe will create two focused companies poised for long-term growth and well positioned to help patients and create value for shareholders.”

“I am deeply honored to join Ironwood at this critical moment and to work with the team to build a leading GI franchise, which begins with accelerating the commercial success to-date with LINZESS and advancing our late-stage, first-in-category development candidates for persistent GERD and intestinal pain towards the market,” said Mr. Mallon. “Peter and the team have done a tremendous job building Ironwood over these past 20 years. The new Ironwood team now has an opportunity to build on this strong foundation to drive further growth and innovation within the GI market and to deliver a profitable business focused on bringing differentiated GI therapies to patients. Peter and I are already working together with the team toward a smooth transition and to launch this exciting new company.”

Ironwood is on track to complete the separation in the first half of 2019, subject to customary conditions, including a favorable opinion with respect to the tax-free nature of the transaction, and final approval of Ironwood’s board of directors.

About Ironwood Pharmaceuticals

Ironwood Pharmaceuticals (Nasdaq: IRWD) is a commercial biotechnology company focused on creating medicines that make a difference for patients, building value for our fellow shareholders, and empowering our passionate team. We discovered, developed and are commercializing linaclotide, the U.S. branded prescription market leader for adults with irritable bowel syndrome with constipation (IBS-C) or chronic idiopathic constipation (CIC). Our pipeline priorities for linaclotide include a Phase IIIb trial evaluating its efficacy and safety on multiple abdominal symptoms, including abdominal bloating, pain, and discomfort in adult patients with IBS-C, as well as research into a formulation of linaclotide designed to relieve pain across all IBS subtypes.

We are also advancing a pipeline of innovative product candidates in areas of significant unmet need, including persistent gastroesophageal reflux disease, diabetic nephropathy, heart failure with preserved ejection fraction and sickle cell disease. Ironwood was founded in 1998 and is headquartered in Cambridge, Mass. We intend to separate into two independent, publicly traded companies (Ironwood and Cyclerion), a transaction expected to be completed in the first half of 2019. For more information, please visit www.ironwoodpharma.com or www.twitter.com/ironwoodpharma; information that may be important to investors will be routinely posted in both these locations.

Forward-Looking Statements

This press release contains forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, including statements about the leadership of each of Ironwood and Cyclerion following the separation, the strength and value thereof, and the leadership’s anticipated impact on Ironwood and Cyclerion’s businesses, growth, business strategies, pipeline advancement, productivity and the potential of their products and product candidates, as well as statements about the timing of any of the foregoing; the proposed separation of our operations into two independent, publicly traded companies, including the status, structure, completion and timing of the separation; the business and operations of Ironwood and Cyclerion and any benefits or costs of the separation, including the tax treatment; the business and operations of each company and the benefits of a potential separation, including with respect to Ironwood’s and Cyclerion’s competitive position, attractiveness to investors and enhanced operational, commercial and scientific effectiveness; and expectations and timing regarding Ironwood’s ability to achieve profitability.  Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include those related to the risk that the management of the Company and Cyclerion will be different than currently contemplated; the possibility that we may not complete the separation on the terms or timeline currently contemplated, if at all, that we may not achieve the expected benefits of a separation, and that a separation could harm our business, results of operations and financial condition; the risk that we may be unable to make, on a timely or cost-effective basis, the changes necessary to operate as independent companies; Cyclerion’s lack of independent operating history and the risk that its accounting and other management systems may not be prepared to meet the financial reporting and other requirements of operating as an independent public company; the risk that a separation may adversely impact our ability to attract or retain key personnel; and the risks listed under the heading “Risk Factors” and elsewhere in Ironwood’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, and in our subsequent SEC filings, including SEC filings related to the proposed separation. These forward-looking statements (except as otherwise noted) speak only as of the date of this press release, and Ironwood undertakes no obligation to update these forward-looking statements.

Media and Investors:

Meredith Kaya, 617-374-5082

Vice President, Investor Relations and Corporate Communications
mkaya@ironwoodpharma.com